AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1994

                                        REGISTRATION NO. 33-55799
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                            -----------------

                             AMENDMENT NO. 1
                                    TO

                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                             -----------------
                   GENERAL MOTORS ACCEPTANCE CORPORATION
        A NEW YORK CORPORATION -- I.R.S.  EMPLOYER NO.  38-0572512
    3044 WEST GRAND BOULEVARD                     767 FIFTH AVENUE
    DETROIT, MICHIGAN 48202                   NEW YORK, NEW YORK 10153
         (313-556-5000)                             (212-418-6120)
                            AGENT FOR SERVICE
                     C. J. RUTKOWSKI, VICE PRESIDENT
                  GENERAL MOTORS ACCEPTANCE CORPORATION
     3044 WEST GRAND BOULEVARD, DETROIT, MICHIGAN 48202 (313-556-1508)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
                             -----------------
     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. / /
     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/
                             -----------------
                      CALCULATION OF REGISTRATION FEE
===========================================================================
                                        PROPOSED      PROPOSED     AMOUNT
TITLE OF EACH CLASS                     MAXIMUM       MAXIMUM        OF
  OF SECURITIES                         OFFERING      AGGREGATE     REGIS-
     TO BE              AMOUNT TO BE    PRICE PER     OFFERING     TRATION
   REGISTERED          REGISTERED (1)   UNIT          PRICE (2)      FEE
- ---------------------------------------------------------------------------
Medium-Term Notes, Due from
  Nine Months to Thirty Years
  from Date of Issue...$7,144,100,600    100%    $7,144,100,600  $1,428,820
===========================================================================
     (1) The amount of Medium-Term Notes being registered, together with $2,855,899,400 remaining Medium-Term Notes registered on December 9, 1993 (Registration No. 33-51381), represents the maximum aggregate principal amount of Medium-Term Notes which, on October 5, 1994, are expected to be offered for sale.
     (2) Estimated solely for the purpose of determining the amount of the registration fee.

     The Prospectus included in this Registration Statement also relates to the above-mentioned Registration Statement (Registration No. 33-51381) as permitted by Rule 429.

                          --------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
==========================================================================
/-------------------------------------------------------------------------/
/INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  A   /
/REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH / /THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD/
/NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION     /
/STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN    /
/OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE  /
/ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER,           /
/SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR          /
/QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               /
/-------------------------------------------------------------------------/

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Acceptance Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 6th day of October, 1994.


                         GENERAL MOTORS ACCEPTANCE CORPORATION

                         s/       Michael J. Losh
                         --------------------------------------------
                         (Michael J. Losh, Chairman of the Board)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on October 6, 1994 by the following persons in the capacities indicated.

     Signature                                        Title
     ---------                                   -----

s/ Michael J. Losh
- -------------------------
(Michael J. Losh)                            Chairman of         (Chief
                                        the Board    Executive
                                        and Director         Officer)
s/ John R. Rines
- -------------------------
(John R. Rines)                              President and  (Chief
                                        Director     Operating
                                                     Officer)
s/ John D. Finnegan
- -------------------------
(John D. Finnegan)                      Executive Vice      (Chief
                                        President and        Financial
                                        Director     Officer)
s/ Gery E. Gross
- -------------------------
(Gery E. Gross)                              Comptroller         (Chief
                                                     Accounting
                                                     Officer)
s/ Richard J. S. Clout
- -------------------------                    Executive Vice
(Richard J. S. Clout)                        President and
                                        Director

s/ John E. Gibson
- -------------------------                    Executive Vice
(John E. Gibson)                             President and
                                        Director

s/ Leon J. Krain
- -------------------------                    Director
(Leon J. Krain)


s/ Heidi Kunz
- -------------------------                    Director
(Heidi Kunz)


s/ Mark J. Korell
- -------------------------                    Director
(Mark J. Korell)


s/ Harry J. Pearce
- -------------------------                    Director
(Harry J. Pearce)

                                   II-4



s/ W. Allen Reed
- -------------------------                    Director
(W. Allen Reed)


s/ John F. Smith, Jr.
- -------------------------                    Director
(John F. Smith, Jr.)









































                                   II-5